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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
          Date of Report (date of earliest event reported) May 17, 1999

                                   -----------

                                   Q-MED, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

         DELAWARE                    0-11411                      22-2468665
----------------------------       -----------               -------------------
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)              File No.)                Identification No.)

100 METRO PARK SOUTH, LAURENCE HARBOR, NEW JERSEY                        08878
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    (Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (732) 566-2666

                                       N/A
                         -------------------------------
                         (Former Name or former address,
                         if changed since last report.)


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



Item 5. Other Events

     Galen Partners III, L.P. ("Galen") representing the holders of rights under option agreements given in November 1998 to require the Company to redeem 1,926,702 shares of common stock upon the occurrence of an event of default (such as bankruptcy or Nasdaq delisting) agreed to amend the option agreements to eliminate such redemption rights in exchange for 290,000 common stock purchase warrants exercisable at $1.67 per share and 200,000 warrants exercisable at $2.87 per share (each subject to adjustment in the manner described below) until November 15, 2005 to be distributed pro rata among such holders. As a condition to the foregoing, Galen requested and the Company agreed to reduce the exercise price of approximately 865,000 outstanding warrants held by affiliates and employees of Galen, as well as certain other holders. The exercise price of all the warrants issued and amended may be adjusted in certain circumstances to protect the holders against dilution and will increase to $3.00 in the event the Company has executed binding contracts to manage 1,000,000 or more lives by August 31, 1999. In management's opinion, this transaction should enable the Company to pursue new accounts more aggressively, and improve the prospects of entering into new contracts.

      In addition to improving the Company's financial position, this action was taken as part of a previously submitted plan to continue to meet Nasdaq's minimum requirements for net tangible assets, in the absence of market capitalization of at least $35 million. The Company's market capitalization, measured by multiplying the number of shares outstanding by the closing bid price, has been above $35 million for each of the last ten trading days. The Company has requested a hearing to determine whether this transaction, together with a proposed conversion of $900,000 of convertible Notes held by Galen and certain affiliated investment proposed partnerships and the investment by Galen and such affiliated partnerships of $250,000 of additional financing demonstrates the Company's ability to sustain compliance with Nasdaq's net tangible asset maintenance criteria of $2 million, independent of its market capitalization. The proposed conversion and additional financing by Galen and affiliates is conditioned upon a determination that the Company, on a pro forma basis, can meet such maintenance criteria.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements
         None

     (b) Pro Forma Financial Information
         Pro Forma Balance Sheet as of February 28, 1999

     (c) Exhibits

         4.1 Form of common stock purchase warrants exercisable at $1.67 per share until November 15, 2005.

         4.2 Form of common stock purchase warrants exercisable at $2.87 per share until November 15, 2005.

         20.1 Notice of consent requested and given to award certain option agreements.

         99.1  Amendment of option agreement dated May 17, 1999.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1932, as amended, Q-Med, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 19, 1999                  Q-MED, INC.



                                     By: /s/ MICHAEL W. COX
                                     -------------------------
                                     Michael W. Cox, President


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                             PRO FORMA BALANCE SHEET

     The following pro forma balance sheet of Q-Med, Inc. (the "Registrant") gives effect to the elimination of all redemption rights relating to the 1,926,702 shares sold in November 1998.

     The following pro forma balance sheet should not be indicative of the future financial position of the Registrant and does not take into consideration the effect of changes in financial position and results of operations since February 28, 1999, other than the elimination of the redemption rights. It should be read in conjunction with the historical financial statements and notes of the Registrant contained in prior filings with the Securities and Exchange Commission.

                          Q-MED, INC. AND SUBSIDIARIES
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                February 28, 1999
                                   (Unaudited)


                                                    Historical      Adjustments       Pro Forma
ASSETS                                              ----------      -----------       ---------
Current assets
  Cash and cash equivalents                        $   661,071                       $   661,071
  Investments                                        1,006,560                         1,006,560
  Accounts receivable, net of
    allowances of approximately $500,000               262,473                           262,473
  Inventories                                          484,604                           484,604
  Prepaid expenses and other current assets             93,848                            93,848
                                                   -----------                       -----------
                                                     2,508,556                         2,508,556

Product software development costs                      28,320                            28,320
Property and equipment, net                            547,352                           547,352
Other assets                                           194,956                           194,956
                                                   -----------                       -----------
  Total assets                                     $ 3,279,184                       $ 3,279,184
                                                   ===========                       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued expenses            $   604,140                           604,140
                                                   -----------                       -----------
                                                       604,140                           604,140

Convertible long term debt                             950,000                           950,000
Leases payable-long term                                96,976                            96,976
Deferred warranty revenue                               22,552                            22,552
                                                   -----------                       -----------
  Total liabilities                                  1,673,668                         1,673,668

Temporary equity-put option                          4,021,991      (4,021,991)(1)            --

Stockholders' equity
  Common stock $.001 par value; 20,000,000
    shares authorized; 11,590,989 shares issued
    and 11,568,989 shares outstanding                   11,591                            11,591
  Paid-in capital                                   17,161,836        4,021,991(1)    21,183,827
  Accumulated deficit                              (19,509,274)                      (19,509,274)
  Accumulated other comprehensive income
    Unrealized holding loss/gain on
      available-for-sale securities                     (5,003)                           (5,003)
                                                   -----------                       -----------
                                                    (2,340,850)                        1,681,141
  Less: treasury stock at cost, 22,000
    common shares                                      (75,625)                          (75,625)
                                                   -----------                       -----------
  Total stockholders' equity                        (2,416,475)                        1,605,516
                                                   -----------                       -----------
                                                   $ 3,279,184                       $ 3,279,184
                                                   ===========                       ===========

      See Accompanying Notes to Proforma Consolidated Financial Statements


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               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS


(1) To record the cancellation of the put option related to the "Notes" upon the issuance of 489,711 warrants to purchase common stock - See "Item 5 - Other Events".

(2) Common stock purchase warrants exercisable at less than fair market value and certain repriced outstanding warrants included in above transaction were considered part of cost of issuance of warrants and netted in stockholders equity.